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                                                                     EXHIBIT 5.1



                               HALE AND DORR LLP
                               Counselors at Law
                                  haledorr.com
                       60 State Street - Boston, MA 02109
                         617-526-6000 - Fax 617-526-5000


                                 August 7, 2003



LIN Television Corporation
LIN TV Corp.
Four Richmond Square
Providence, Rhode Island  02906


        Re: Registration Statement On Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of $125,000,000 of 2.5% Senior Subordinated Exchangeable Debentures due 2033 (the "Debentures") of LIN Television Corporation, a Delaware corporation (the "Company"), and the underlying class A common stock (the "Shares" and together with the Debentures, the "Securities") of LIN TV Corp, an indirect parent of the Company ("LIN TV"). The obligations of the Company under the Debentures are guaranteed by LIN TV and each of the subsidiaries of LIN Television listed on Annex A attached hereto (together with LIN TV, the "Guarantors"). The Securities are being registered on behalf of certain securityholders of the Company (the "Selling Securityholders").

        The Debentures were issued pursuant to an Indenture, dated May 12, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee").

        We are acting as counsel for the Company and the Guarantors in connection with the registration by the Company and the Guarantors of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Registration Rights Agreement dated as of May 12, 2003 (the "Registration Rights Agreement"), the Indenture, resolutions adopted by the board of directors, board of managers, sole member or general partner, as the case may be, of each of the Company and each Guarantor, as provided to us by the Company and the Guarantors, the certificates of incorporation and by-laws or other organizational documents, as the case may be, of the Company and each Guarantor, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.



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LIN Television Corporation
LIN TV Corp.
August 7, 2003
Page 2


        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for issuance under all applicable state securities or "blue sky" laws.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or other laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Securities requiring the payment of interest on overdue interest.

        We also express no opinion herein as to any provision of the Securities or any agreement (a) which may be deemed to or construed to waive any right of the Company or any of the Guarantors, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Securities or any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages,
(e) which is in violation of public policy, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the Securities may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

        For purposes of our opinions rendered below, and without limiting any other comments and qualifications set forth herein, insofar as they relate to the enforceability against the Guarantors, we have assumed that each Guarantor has received reasonably equivalent value and fair consideration in exchange for its obligations therein or undertakings in connection therewith, and that prior to and after consummation of the transactions contemplated by the Indenture and



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LIN Television Corporation
LIN TV Corp.
August 7, 2003
Page 3


Securities to which they are a party, each Guarantor is not insolvent, rendered insolvent or left with unreasonably small capital within the meaning of 11 U.S.C. Section 548 and M.G.L. c. 109A, Section 1 et seq. With respect to our opinions below, we have assumed that the execution and delivery of such Indenture and Securities and consummation of the transactions contemplated thereby is necessary or convenient to the conduct, promotion, or attainment of the business of the Company and of each Guarantor under current law applicable to each Guarantor.

        Based upon and subject to the foregoing, we are of the opinion that (i) the Debentures have been duly authorized and are validly issued, executed and delivered by the Company and, assuming they have been authenticated by the Trustee in the manner provided by the Indenture, are valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, (ii) the Guarantees are binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their respective terms and (iii) the Shares issuable upon conversion of the Debentures have been duly authorized by LIN TV and, when issued upon the conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,

                                            /s/ Hale and Dorr LLP

                                            HALE AND DORR LLP





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                                   SCHEDULE A


Abilene Broadcasting, LLC, a Delaware limited liability company

Airwaves, Inc., a Delaware corporation

Indiana Broadcasting, LLC, a Delaware limited liability company

KXAN, Inc., a Delaware corporation

KXTX Holdings, Inc., a Delaware corporation

LIN Airtime, LLC, a Delaware limited liability company

LIN Sports, Inc., a Delaware corporation

LIN Television of San Juan, Inc., a Delaware corporation

LIN Television of Texas, Inc., a Delaware corporation

LIN Television of Texas, LP, a Delaware limited partnership

Linbenco, Inc., a Delaware corporation

North Texas Broadcasting Corporation, a Delaware corporation

Primeland Television, Inc., a Delaware corporation

Providence Broadcasting, LLC, a Delaware limited liability company

Televicentro of Puerto Rico, LLC, a Delaware limited liability company

TVL Broadcasting, Inc., a Delaware corporation

TVL Broadcasting of Abilene, Inc., a Delaware corporation

TVL Broadcasting of Rhode Island, LLC, a Delaware limited liability company

WAVY Broadcasting, LLC, a Delaware limited liability company

WDTN Broadcasting, LLC, a Delaware limited liability company

WEYI Broadcasting, LLC, a Delaware limited liability company

WEYI Television, Inc., a Delaware corporation

WIVB Broadcasting, LLC, a Delaware limited liability company

WOOD License Co., LLC, a Delaware limited liability company

WOOD Television, Inc., a Delaware corporation

WNJX-TV, Inc., a Delaware corporation

WTNH Broadcasting, Inc., a Delaware corporation

WUPW Broadcasting, LLC, a Delaware limited liability company

WWLP Broadcasting, LLC, a Delaware limited liability company